Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Number 333-178920) of Sanchez Energy Corporation of our report dated March 30, 2012 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

March 30, 2012